EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

CORPORATE PARTICIPANTS

Joe Diaz
RCG Capital Markets Group - IR

Clinton Severson
ABAXIS INC - Chairman & CEO

Al Santa Ines
ABAXIS INC - CFO

CONFERENCE CALL PARTICIPANTS

Ryan Rauch
SunTrust Robinson - Analyst

James Sidoti
Sidoti & CO. - Analyst

Tilton Gardner
Brooks Street Securities - Analyst

Ron Stevens
The Ruby Fund - Analyst

George Hashburger
Kensington Management - Analyst

Todd Bailey
Kane Anderson - Analyst

Mark Ataliente
Alliance Capital - Analyst

PRESENTATION

Operator

 Good afternoon. My name is Marvin and I will be your conference facilitator today. At this time I would like to welcome everyone to the Abaxis third quarter financial results conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question and answer period. (OPERATOR INSTRUCTIONS). Mr. Diaz, you may begin your conference.

 Joe Diaz  - RCG Capital Markets Group - IR

 Good afternoon, and again we would like to thank everyone for taking time out of your busy schedule to join us today to review the financial results for Abaxis for the third quarter ended December 31, 2004. With us representing the Company are Mr. Clinton Severson, Chairman and Chief Executive Officer, and Mr. Al Santa Ines, Chief Financial Officer. Before we begin with prepared remarks, we submit for the record, that this conference call is being made available by the way of web cast technology on the Internet and direct dial via a conference call service to all interested parties.

This conference call includes statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Abaxis claims the protection of the Safe Harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms may, believes, projects, expects or anticipates and do not reflect historical facts. Specific forward-looking statements contained in this conference call include but are not limited to risks and uncertainties related to fluctuations in the Company’s share price, the market acceptance of the Company’s products and the continuing development of its products, required FDA clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with entering the human diagnostic market on a larger scale, risks related to the protection of the Company’s intellectual property or claims of infringement of intellectual property asserted by third parties, risks involved in carrying of inventory, risks associated with the ability to attract, train and retain competent sales personnel, general market condition, competition, and other risks detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements. With that being said, we will turn the call over to Mr. Clint Severson, Chairman and Chief Executive Officer of Abaxis.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Thank you very much, Joe, and good afternoon to everybody. I will take a few minutes on the call here to review some of the accomplishments, the challenges and some of the goals for next quarter. I will keep my comments brief so we have plenty of time for questions and answers. First, some of the accomplishments. We had excellent performance on in-clinic vet instrument sales in the U.S. with 368 instruments sold in the quarter, up 10 percent or about 34 units year-over-year, and up 18 percent or 57 instruments quarter-over-quarter. This was accomplished with only 17 salespeople who averaged almost 22 instruments per rep.

We had 6 vet sales guys that averaged 28 units and some of the top performers included Gerard who has been with Abaxis just 1 quarter from the Northeast Territories, sold 29 instruments; Dave has been with us for 2 quarters now and he is in the Northwest Territory, he sold 29 instruments; Steve, second-quarter with Abaxis Midwest territory, 28 instruments; Frank, a veteran in the South Central territory with 28 instruments; Bill, second-quarter with Abaxis Southeast territory, 27 instruments; and John, a veteran in the Upper Midwest, with 27 instruments.

Clearly a challenge for the next 6 to 9 months will be to buildout this team to about 28 people with 4 sales areas. The fourth area will be added this quarter and so far this month we have added 4 new vet sales people and so we have a total of 21 going into this quarter. On the Piccolo side of the business we also had excellent performance relative to the number of salespeople. We sold and placed a total of 32 Piccolos in the U.S. versus 23 last quarter and we did it with about half the folks. We started the quarter with 6 salespeople and ended with 3 and the top 2 came in at 11 and 9 Piccolos.

In the U.S. we sold 7 Piccolos in hospitals, 7 in urgent care centers, 12 GP’s and FD’s, 3 oncology clinics, 1 jail and 2 to cruise lines. 7 of these instruments were sold through GIV and Caligor, units of Henry Schein. 1 unit was placed in a high-volume clinic, 1 was a reagent rental and 23 were direct sales. We now have 4 territories filled and we are recruiting for the other 2. Our goal is to have the 6 territories up and running selling 10 units or more per quarter, and once this is accomplished we will double that team.

Another upside where the Piccolo disks are coming in at just under 115,000 units, up 117 percent year-over-year and up 4 percent quarter-over-quarter. Also total sales for the quarter were higher than our top end estimate even though we are restructuring our U.S. distribution and we eliminated a channel that represented approximately 28 percent of our business Q3 last year and 26 percent last quarter. We hit the top end of our earnings estimates of 4 cents a share, grew the vet business year-over-year, increased the total rotor volume year-over-year despite the distribution changes and increased our cash by over 1 million quarter-over-quarter.

We sold a total of 489 instruments in Q3 ‘05, slightly fewer than the 521 Q3 last year but higher than last quarter sales of 473. We sold 259 VetScans, we sold 180 hematology instruments and 50 Piccolos. We sold 14 Piccolos to the military versus 44 last year and 29 last quarter. We sold 5 Piccolos in the Latin America, Asian territory versus 29 Q3 last year and none last quarter, and we sold 9 Piccolos in Europe versus 9 Q3 last year and 15 last quarter. As I mentioned before 23 Piccolos were sold in the U.S. versus 16 last quarter with half the people. U.S. sales including the military made up 83 percent of total sales while international made up 17. European sales were up about 16 percent year-over-year and total international sales were up about 9 percent.

Due to lower instrument sales U.S. military sales were flat year-over-year and down about 26 percent quarter-over-quarter, however, rotor sales to the military are up 178 percent year-over-year and just under 1 percent quarter-over-quarter. Capital sales made up 34 percent of total sales, consumable made up 66. This is versus 37/63 Q3 last year and 31/69 last quarter. Total rotor sales had about 592,000, were up year-over-year despite the change in distribution. VEDCO rotor sales were at about 226,000 units in Q3 last year and came in at about 68,000 units last quarter. Vet rotors were down about 11 percent year-over-year. Non-VEDCO rotor sales were up 33 percent year-over-year and about 8 percent quarter-over-quarter.

Hematology reagent sales were up 23 percent -- excuse me, 26 percent year-over-year. Gross margins finished at 50 percent, about the same as last year at about the same sales level. The average selling price on the discs at 11.28 is up from 11.16 or about 12 cents over Q3 last year. Disc costs were at record lows for our Union City factory at $4.61, down from $5.08 or about 47 cents versus Q3 last year. Chemistry instrument margins came in in the low 50s and hematology in the mid 30s, due to the high euro and sales promotion activities. Operating expenses were up only 2.6 percent year-over-year and were down 3 percent quarter-over-quarter despite the expenses related to Sarbanes-Oxley.

R&D at 1,311,000 was about 11 percent of sales. Sales and marketing 2,566,000 or 21 percent of sales and Admin at 1,151,000 or about 9.5 percent of sales versus about 7 percent of sales in Q3 ‘04, most of that because of the Sarbanes-Oxley expenses. Total expenses as a percent of sales were at 41 percent, a little higher than we expected due to the sales shortfall and of course the expenses associated with Sarbanes-Oxley. For the 9 months ending 12/04 operating expenses are at about 38.8 percent of sales.

Operating income for the quarter finished at 1,042,000 or about 8.6 percent of sales. For the first 9 months of FY ‘05 operating income totaled about 5,513,000 or 14 percent of sales versus 9 percent of sales for the same period last year. Operating income for the 9 months ended December ‘04 is up 75 percent versus the same period last year. For the quarter, net income finished at 4 cents per share fully taxed versus 5 cents per share not fully taxed.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

Net income for the first 9 months of FY ‘05 fully taxed is up 14 percent versus last year’s not fully taxed. On the R&D side we completed the development and the launch of our genchem 13. This new panel should help us close Piccolo sales in the European territories and should also drive increased utilization in that part of the world. Challenges include the disruption with the realignment of our distribution in the U.S. vet market. We are also behind in expanding both our vet and medical sales teams. We have made good progress in January with the hiring of 4 new vet reps and 2 new medical reps and we plan to add new vet reps, new vet sales reps, and a new area this quarter and our goal is to have 7 reps in each area within the next 6 to 9 months.

The Lipids Plus panel is somewhat behind schedule due to changes that need to be made to improve performance on some samples. We hope to have this completed and launched this quarter. In addition to meeting aggressive sales and earnings targets, additional goals for Q4 are making sure customers that lost their distributors as a result of the realignment are matched with our current distributors, launching the bile acids test along with the new vet liver panel and the improved Avian-Reptilian panel will be important, completing and launching the Lipids Plus panel for the medical market, getting the wave status submission for ALT, AST and glucose which will allow us to introduce our second wave panel, is critical, and also expanding both our vet and medical sales team and completing our Sarbanes-Oxley project by the end of the quarter. With those remarks I am prepared to answer questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Ryan Rauch with SunTrust Robinson.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Just a handful of quick questions. First, can you just maybe walk us through what exactly has happened since your VEDCO termination announcement, the interest level from DVM, Henry Schein and others, and your confidence level that this is behind you and you can see sort of improving vet sales going forward? Can you just kind of walk us through what happened and where you stand today?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 We had approximately somewhere between 1,400 and 1,800 customers. I call them orphan customers. And so what we did was we sent out letters to all of them. In addition to that we gave their names to Henry Schein, DVM and some of our other distributors as well, with an agreement that calls will be made on them within a month to introduce the new distributor and let them know where they can buy their discs. In addition to that we give all of these customers an opportunity to do business directly with us if they prefer to do that, and we set up accounts here. We have been setting up accounts for those customers that prefer that.

So far we are very optimistic that everybody will be picked up. Yes, we should be back to normal within this quarter or certainly within next quarter. I will, however, caution everybody that any time you have disruption in the channel like this, there are risks that you will lose some customers. We will, however, go back and get those customers back if we do lose some. We are confident that (technical difficulty) very well.

 Ryan Rauch  - SunTrust Robinson - Analyst

 On the medical side, your units were relatively flattish, a little bit down sequentially. How many sales people -- I missed it. Do you have 4 salespeople, I think is what you said? Then we are hearing at least from the military side that January medical unit sales have really picked up nicely based on, unfortunately, what has happened over in Asia in the Tsunami. Is that in fact accurate? Then (b) where you stand with the Navy? Did you see any Navy sales in the December quarter and do you expect any in the next couple of quarters?

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes, we had a relatively low military instrument sales number last quarter which is hard to predict those things but normally what happens when we have a low quarter, the next quarter the volume increases. And if you have a really high quarter then the risk is, the next quarter that comes up a number of instruments could go down a little. But we have seen lots of activity on the military and I have not seen a break down of the 14 instruments sold to the military, how many of them went to the Navy. I don’t have that with me here now.

But certainly Al can put that together and anybody that is interested is certainly welcome to call him and get that. We are very optimistic about our military business. It is very strong and the rotor sales were strong. While we haven’t gotten direct input that the U.S. military is setting up health care for the Tsunami people, we have certainly had indications that they want us on standby in case we have to ship things over there immediately. We are prepared to do that.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Finally Al, your tax rate was lower in the quarter. Is this what you expect for your fourth fiscal quarter? And then in sort of fiscal 2006, should we start modeling to 32 percent instead of 39, or how should we look at the tax rate going forward?

 Al Santa Ines  - ABAXIS INC - CFO

 The 32 percent for the quarter is (technical difficulty) low because of the benefits that we have to (indiscernible) the year-to-date tax liability to the government. You can use 38 going forward and the benefits of that reduction of 1% percent is just the resolution or extension of the California R&D credits.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Finally, Al, on the gross margin line I would expect with the inventory build on the vet side and improving medical sales, we would see a nice bounce back in revenues in the March quarter. Should we assume a corresponding sort of gross margin improvement sequentially as well, if we do in fact see that revenue improvement?

 Al Santa Ines  - ABAXIS INC - CFO

 Yes, you should actually having $12 million revenues which is actually our bottom line or a low number for the year and increased sales of rotors this quarter should improve the margin line quite a bit.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Okay, thanks a lot. Have a nice afternoon.

Operator

 James Sidoti with Sidoti and Co.

 James Sidoti  - Sidoti & CO. - Analyst

 Can you break out the total revenue in terms of product sales and licensing revenue?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Licensing revenue is a very small part of our total sales. Al can break that out but it is probably just a couple hundred thousand dollars.

 James Sidoti  - Sidoti & CO. - Analyst

 Alright. Can you repeat the number of VetScans and hematology systems sold?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Right. We sold a total of 489 instruments, that is everything, and 259 VetScans, 180 hematology machines and 50 Piccolos.

 James Sidoti  - Sidoti & CO. - Analyst

 And you brought up the CLIA Waiver for the second panel, do you think that will be a fourth-quarter event?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 We want to get it submitted by the fourth-quarter.

 James Sidoti  - Sidoti & CO. - Analyst

 So submit this quarter and then 90 days after that, you get a response?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Of course we don’t know for sure. We can only state the following, that the first one we did we submitted it in September of ‘03 and received an okay July ‘04. Now, I am going to assume the first one is always the hardest because (indiscernible) not aware of your platform or your system, but there is no guarantee it will go any quicker. But again most of our sales right now are to sites that have a CLIA license or are willing to get a CLIA license. It should not slow us down any, but having another CLIA Waiver product, certainly can speed us up.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

 James Sidoti  - Sidoti & CO. - Analyst

 As far as your medical sales staff goes, now that you have the new director on board, can you just remind me what are the plans for that? How large do you expect that to get?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Our plan is to I want 6 people selling, averaging about 10 machines per rep per quarter. Once we get to that then we will double the team to 12 and when they get to 10 per quarter, we will double it again. Once we get to a customer base of about 1,000 happy customers and right now we are close to 300, then we will look at adding distribution. Once you add distribution then you have lots of market coverage. The important thing is that you are prepared to handle all of that market coverage and that is what we are doing now.

 James Sidoti  - Sidoti & CO. - Analyst

 Thank you.

Operator

 (OPERATOR INSTRUCTIONS). Tilton Gardner (ph) with Brooks Street Securities.

 Tilton Gardner  - Brooks Street Securities - Analyst

 Got a pretty good quarter considering it all. With the redistribution of the VEDCO business, I mean you have said that Schein and DVM will pick it up and call all of these guys as quickly as possible, but both Schein and DVM I think had generally better performance than VEDCO. VEDCO was always hassling you in terms of negotiating on how much they would sell or wouldn’t sell. Don’t you think that kind of coverage from these guys can not only recover the customers you have got, but actually improve the performance of sales there?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes, that is one reason we realigned everything to improve the efficiency of our distribution to make sure that all of our distributors get rewarded for the jobs that they do, and the ones that aren’t meeting the requirements we are able to counsel them and make decisions then one way or another what the future is. I think the difficulty with the cooperative was you had to treat everybody the same because they are part of a cooperative no matter whether they were performing on not. That got to be very cumbersome and very inefficient and now we have direct deals with two of the VEDCO members, and we are very optimistic that they’re going to pull out in front of what the old VEDCO group was doing and do even better.

 Tilton Gardner  - Brooks Street Securities - Analyst

 What kind of performance contracts are you able to write with these guys? Aren’t they improved?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Of course you have a contract that is tied to performance, it is tied to margin. Everybody has a number for instruments and everybody has a number for consumables and that is how it works. If they are at or over their number they make one set of margin, if they are below it they make less margin, below that they make even less margin. We want to make sure that the (technical difficulty) incentive to the people that perform and do a good job.

 Tilton Gardner  - Brooks Street Securities - Analyst

 Well the history of VEDCO was squeezing you on those margin deals, so how do the contracts work with the new guys?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Of course the contracts were the same. The difficulty you had with working with a cooperative is you might have one member of the cooperative doing very well, deserving (technical difficulty) the high end margin and others members of cooperative (technical difficulty) not meeting their numbers or their requirements, so they would get the low end. But you couldn’t discriminate because you’re selling through the cooperative. If the cooperative missed the number then you were penalizing the fella that was doing a good job. So that is why we changed it.

 Tilton Gardner  - Brooks Street Securities - Analyst

 Okay. So just by redistribution you can’t project a better sales figure out of these guys?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Of course we have lots of internal forecast here but it is very difficult to be able to predict what is going to happen from one quarter to another quarter. But, yes, we believe so far everybody is doing their job and looks good.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

 Tilton Gardner  - Brooks Street Securities - Analyst

 Last thought, with a lot of these big medical players out there having their own problems of various sorts, aren’t there quite a few potential salespeople coming out of those entities?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 I think at Abaxis here Marty Milroy’s our new national director of sales, he has been with Abaxis a long time and this is on the vet side. He and his team, Randy and John, are doing a fantastic job and I think I covered the performance early on. We are very good at hiring veterinary sales guys. We know what it takes to be successful out there. And on the medical side we are still learning what the requirements are for a really successful Piccolo sales person, but we’re getting better at that all of the time as well. We had 2 people that averaged 10 units per quarter and only 3 people sold 32 units. Of course that was with help from our distributors as well. Yes, we are getting better on all fronts.

 Tilton Gardner  - Brooks Street Securities - Analyst

 Okay, thanks.

Operator

 (OPERATOR INSTRUCTIONS). Ron Stevens (ph) with The Ruby Fund.

 Ron Stevens  - The Ruby Fund - Analyst

 Could you go over the history of these sales management situation? It seemed that the sales manager for the Piccolo was fired, then Rich Schoen took over that responsibility. Then he resigned. It seems -- I can’t get a handle on what’s going on in these sales management on the Piccolo.

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Let me try to help. Rich Schoen was Vice President of Sales and Marketing and he was responsible for both the veterinary market and medical market. Below Rich he had hired a director of sales for Piccolo, which is the medical side, and he had 3 areas sales directors for the veterinary side. They all reported up through him. Then he decided (technical difficulty) to make some changes on the sales management side, which he did, and we hired our new sales director now, Rick Duncan, who joined us January 4. He is our new Piccolo Sales Director.

In the meantime I made a decision to separate the veterinary business from the medical business. So rather than having 1 vice president of sales for Abaxis Domestic, I changed it to have 2 vice presidents, 1 for medical and 1 for veterinary. Rich decided to go do something else. So now we are recruiting a vice president of sales and marketing, medical, and vice president of sales and marketing, veterinary. So rather than have just 1 person we will have 2.

 Ron Stevens  - The Ruby Fund - Analyst

 You don’t have either one of those 2 at this time?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 We don’t.

 Ron Stevens  - The Ruby Fund - Analyst

 Who is taking care of the job, you?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes, we gave Marty Mulroy an opportunity to move up, so he became Director of the Sales Group for North America, so he got a promotion. And then they report through me. And then Bob Milder, our COO, he is taking the responsibility for the Piccolo side until we fill those jobs.

 Ron Stevens  - The Ruby Fund - Analyst

 Have you considered the medical sales -- outsourcing the medical sales and getting a partnership situation with some stronger company and concentrating on the sales in the vet?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes, here is the equation here. No one has ever successfully launched a point of care blood chemistry machine before. This is something new. No one has ever done it. So there aren’t any companies out there that are experts at this. At Abaxis here, we are writing the playbook for this. We are figuring out what is the process to successfully introduce, efficiently sell and efficiently take care of the customers for this new marketplace. Because it is such a very big market potential we want to make sure we know what we are going before we expand too fast, because of course the biggest mistake you could make is expand too fast and not be able to serve the needs of your customers.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

We are taking a very disciplined process to this. We went through similar things, learning how to sell in the vet market. So while it may seem slow and difficult we are actually learning pretty quickly and I think the performance of the 3 people that we had on board shows that. Of course the most important part of the business model, from my point of view, is when a Piccolo is sold, we know it is difficult to sell them in the early days, but when it is sold, do they use it? Of course we had very nice Piccolo disc sale increase; I believe it was 117 percent year-over-year. So that part of the model is working. We are figuring it out here and we’re making very good progress. In the meantime, Abaxis relative to its size has very strong operating income and very strong cash flow. We are balancing lots of balls in the air at the same time and I think doing a good job at it.

 Ron Stevens  - The Ruby Fund - Analyst

 Thank you.

Operator

 (OPERATOR INSTRUCTIONS). George Hashburger (ph) with Kensington Management.

 George Hashburger  - Kensington Management - Analyst

 Could you describe for me the update and the process of how you’re selling the Piccolo from either a cost benefit analysis or how you are presenting it to the marketplace? I know you have been working on that a little bit and just wondering if there was an update.

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes. There are lots reasons why a customer would want a Piccolo and what we are trying to do is identify the ones that have the biggest impact so we can focus our message on just one or two things rather than five or six things. Of course, today my opinion is the reason most of our customers have bought Piccolos, close to 300 of them, is to eliminate the bottleneck of the laboratory. It increases their efficiency, increases patient satisfaction, allows for quicker intervention. There is lots of reasons why eliminating the bottleneck and reducing your cycle time makes a lot of sense.

But there are also other financial reasons for adding a Piccolo as well. Once you add your Piccolo you are the lab, so you collect the margin the lab makes. And of course understanding how much margin that is difficult because it varies so much depending on what plan and that type of thing. We are getting more information on that and trying to get more hard numbers on that as well. But, yes, I think the number one reason today is to reduce the cycle time, increases patient satisfaction and get treatment quicker. Secondary is financial. But we are learning more every day.

 George Hashburger  - Kensington Management - Analyst

 Thank you.

Operator

 Todd Bailey (ph) with Kane Andersen.

 Todd Bailey  - Kane Anderson - Analyst

 Would you comment on the large percentage increases and inventories and accounts receivable and remind us what source is your deferred revenue?

 Al Santa Ines  - ABAXIS INC - CFO

 You could see the inventory being large. As you have known, we made the announcement the first week or second week of December on the Vedco termination of the contract. The factory cannot adjust immediately its operations. They have taken it down, but not enough to bring down the inventory. But we are working on those this quarter and the CEO is working on it. As far as the AR is concerned, it is a little bit high and it’s natural. When you are terminating a contract, your current customer will be slow paying you. It doesn’t mean that they will not pay us. As a matter of fact, they pay us about quite a bit of money, actually, the first week following the close of the quarter. As far as the deferred revenue is concerned, those mostly be the extended warranty that we sell and give away as the normal course of business.

 Todd Bailey  - Kane Anderson - Analyst

 Thank you.

Operator

 (OPERATOR INSTRUCTIONS). A follow-up question from Ryan Rauch.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Is the HM2 supply issue that plague you the last couple of quarters, has that been fully resolved and are you confident and pleased with your new supplier?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes, the HM2, we still have a couple of glitches along the way because it is a new product, but the supplier responds really quickly. Yes, it is getting better every month and probably within the next 3 to 6 months it will be as smooth as silk. But we are prepared for the little ups and downs, but nothing like the first quarter that we launched it. Much better than that.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

 Ryan Rauch  - SunTrust Robinson - Analyst

 Do you think the Lipids Plus -- I mean there was a CMS reimbursement change which includes reimbursing for all preventative tests whether or not you have coronary artery disease. Clearly it is a positive for at least a competitor of Cholestech, but do you believe that is a positive for you as well? Does that make the launch of the Lipids Plus panel even that much more important, as this reimbursement just kicked in January 1st.

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 The clinical utility of doing these kinds of tests, routine chemistry tests, diagnostic tests, is actually very high because it can identify problems early on when they can be treated with drugs or lifestyle change or whatever. If they are not picked up and not treated, very expensive intervention has to take place. It is in the interest of the government or other health care providers to make sure that this kind of testing is widely available and encouraged because in the long run, it saves lots of money. I think the change that Medicare made with encouraging screening for glucose and lipids is just a small piece of the pie.

A lot of these other things should be tested more routinely as well. That is good for our business. Of course once intervention takes place in the form of a lifestyle change or a pharmaceutical, then the patient needs to be monitored every 3 to 6 months to make sure the drug is working and there are no side effects. Our Lipids Plus panel is going to be very good for that. We think we are operating in the same interest as providers and of course the government, which is a big payer.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Okay. Two other quick ones, I guess. Did the share count just increase slightly in the March quarter? It was a little bit lower than what we had thought in December? Two, Clint, how did you do in Japan? I know it has been sort of lumpy there in Japan. Did you see any improvement in the December quarter? Do you expect to see improvement going forward?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Regarding Japan -- Japan is patience. We have about 4 rotors, I believe, or discs that are awaiting approval. And it is just a long process to get approval in Japan. We were over there, I believe it was in November, December and we sat in and listened to the kinds of information they want. We have agreed to provide it and we will continue to do that. Until these new discs or new analytes are approved, it is just difficult to sell machines because you don’t have a complete menu. Without a complete menu we know it is difficult to sell capital. The business was about the same as it was the last few quarters and it probably will not change until these approvals take place. We are working with our distributor. We are providing incentives for our (technical difficulty) the regulatory authorities, but over there you just have to have patience and they operate at their own speed. So that is what we’re doing.

 Ryan Rauch  - SunTrust Robinson - Analyst

 Okay, thanks a lot.

Operator

 (OPERATOR INSTRUCTIONS). Mark Ataliente (ph) with Alliance Capital.

 Mark Ataliente  - Alliance Capital - Analyst

 On the vet side, how many units were replacement units for a system there and how many were in facilities that didn’t have a unit?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Every quarter I used to make an announcement; we had so many competitive trade outs and so many new guys and so many competitive guys, and our sales and marketing team got very upset with me. They said what you are doing is you are encouraging our competitor by giving them the score every quarter and it makes our life difficult because they are on the lookout for us. So please don’t do that anymore. I agreed this quarter not to do that.

 Mark Ataliente  - Alliance Capital - Analyst

 On the medical side, 3 people are active. I don’t know if I understood. You through 4, then 3 -- how many people are actually selling Piccolo at this point?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 We have 4 salespeople today and we are recruiting for 2 more.

 Mark Ataliente  - Alliance Capital - Analyst

 Are you close to hiring these people or is that weeks away, months away?

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Probably weeks away. We have 1 candidate that is going through the process at the home office today.

 Mark Ataliente  - Alliance Capital - Analyst

 Is the cost benefit analysis on the sale of the Piccolo something that the Company is focused on or is it this lab throughput issue you mentioned, because it would seem in a managed care environment if the doctor could keep the income from the test, that might be a good selling point.

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 It is, it is a very good selling point. So the challenge though is always -- the reimbursement many times differs depending on the different plans. Many times you don’t know exactly what the amount of revenue is until the system is installed, they had run it and they have actually billed and collected and those kinds of things. As we build our customer base we will also build our knowledge base and we’ll be able to better give predictions; this is what you can expect. Of course, the more hard data you have the easier it is to close the sale because they have hard numbers to work with.

 Mark Ataliente  - Alliance Capital - Analyst

 So your installed base, are they sharing information with you to show the ability to make money off of the machine? Or how does that work?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Yes, they are. They’re sharing information as to what their revenues are on an average per panel.

 Mark Ataliente  - Alliance Capital - Analyst

 And then you’re using that to market the machine?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 And then we will use that so when we have a customer that is evaluating a Piccolo and they want some idea of what to expect we will be able to give them some hard information as to what we have seen out there, yes. Not just estimates.

 Mark Ataliente  - Alliance Capital - Analyst

 So 3 people were doing the work of 6 it sounds like, if I understand your statement before. What are they doing differently that wasn’t being done before, if they are getting the job done and double-digit sales per person?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 Of course, one did 11 and one did 9. Of course it is a lot of little things. I think the 2 people -- actually it is 3 people now, are out there are doing all of the things that one has to do to effectively sell a Piccolo and many times it is a numbers game. How many calls are you making? How many demos are you doing? How good you are at getting the information that the physician or the group needs to make their decision. How efficiently do you get the evaluation done? It is individual skills and ambition and work ethic and all those things together.

 Mark Ataliente  - Alliance Capital - Analyst

 Thank you.

Operator

 (OPERATOR INSTRUCTIONS). There are no further questions at this time. Do you have any closing remarks?

 Clinton Severson  - ABAXIS INC - Chairman & CEO

 I would just like to thank everybody for tuning in to our conference call and let everybody know that the team at Abaxis here is working diligently to make sure that all of our current customers know how to get their discs. And that the new Piccolo customers, we get them installed, up and running so they will be good references for us. And that we are aggressively continuing to add to our sales team. We look forward to our fourth-quarter conference call sometime in April. Thank you very much for tuning in.

Operator

 This concludes today’s conference call. You may disconnect at this time.

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EXHIBIT 99.1
FINAL TRANSCRIPT

ABAX - Q3 2005 ABAXIS INC Earnings Conference Call

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